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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         March 31,1999
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                         Optical Security Group, Inc.
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            (Exact name of registrant as specified in its charter)



     Colorado                       0-17531                      84-1094032
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(State of other               (Commission File No.)           (IRS Employer
jurisdiction of                                               Identification No)
Incorporation)



   535 16th Street, Suite 920, Denver, Colorado 80202
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                   (Address of principal executive offices)



Registrant's Telephone number, including area code       (303) 534-4500
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         (Former name or former address, if changed since last report)
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ITEM 5 - OTHER EVENTS

     On March 31, 1999 (the "Closing"), Optical Security Group, Inc. (the "Registrant") disposed of substantially all of the assets of its subsidiary, Dimensional Printing Industries, Inc. ("DPI"), to Optipak, Inc., a Colorado corporation ("Buyer"). DPI was engaged in the design manufacture, marketing, sale and distribution of commercial lenticular products in the United States and elsewhere. The Registrant had previously announced on April 1, 1998, that it intended to sell, spin off, or otherwise dispose of DPI in order to concentrate on security product sales, its core business. Unirock Management Corporation assisted the Registrant with the transaction and opined as to the fairness of the transaction to the Registrant's board of directors.

     The purchase price for the transferred assets was $900,000.00, the estimated net book value of the assets, less the face amount of the liabilities assumed by the Buyer. The purchase price was paid in cash at Closing, subject to adjustment following delivery of DPI's final balance sheet. Additionally, in the event of a sale of the Buyer, or a merger or a similar transaction wherein the Buyer is not the surviving entity, during the period ending seven years following the Closing, DPI is entitled to receive up to 19% of the net consideration received by the Buyer in connection with such transaction. Such percentage amount is subject to reduction based on changes in Buyer's capitalization.

     The Buyer is also required to pay DPI a royalty on products sold by the Buyer for a period of five years following the Closing. The minimum royalty amount is $250,000.00 per year. Upon the occurrence of certain acquisition transactions involving DPI or the Registrant, the Buyer has the right to buy out the royalty obligation by paying DPI the minimum royalty amount due for the balance of the royalty period.

     DPI and the Registrant are required to provide to the Buyer certain transitional management services for a 60-day period following the closing.
This period may be extended at the Buyer's request with its agreement to pay for services during the extended period.

     Mr. Richard H. Bard, a director, chief executive officer, and shareholder of the Registrant, is an officer, director and majority shareholder of the Buyer.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         OPTICAL SECURITY GROUP, INC.



Date:  April 15, 1999                    By:  /s/ Mark T. Turnage
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                                              Mark T. Turnage, President


Date:  April 15, 1999                    By:  /s/ Gerald A. Melfi
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                                              Gerald A. Melfi, Principal
                                              Financial Officer